Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 15, 2012 relating to the consolidated financial statements of Envivio, Inc., which appears in Envivio, Inc.’s Amendment No. 8 to the Registration Statement No. (333-173529) on Form S-1 filed on April 24, 2012.

/s/ BDO USA, LLP
San Francisco, California
April 24, 2012